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                                                                      EXHIBIT 23

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-91794 and 333-30503) of DISC, Inc. of our report dated January 19, 1999, except as to Note 1, which is as of March 31, 1999, appearing on page 35 of this Annual Report on Form 10-K.




PRICEWATERHOUSECOOPERS LLP
San Jose, California
April 13, 1999